Exhibit 10.2

PURCHASE AGREEMENT JOINDER

August 4, 2014

MERRILL LYNCH, PIERCE, FENNER & SMITH

                          INCORPORATED

As Representative of the Initial Purchasers

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Reference is made to the purchase agreement, dated as of July 29, 2014 (the “Purchase Agreement”), initially by and among Compressco Partners, L.P., a Delaware limited partnership (the “Partnership”), and Compressco Finance Inc., a Delaware corporation (“Finance Corp.” and, together with the Partnership, the “Issuers”), the guarantors named therein and you, as representatives of the several initial purchasers (the “Initial Purchasers”), concerning the purchase of the Securities (as defined in the Purchase Agreement) by the several Initial Purchasers from the Issuers. Capitalized terms used herein but not defined shall have the meanings assigned to such terms in the Purchase Agreement.

Each of the parties hereto agree that this letter agreement (this “Joinder Agreement”) is being executed and delivered in connection with the issue and sale of the Securities pursuant to the Purchase Agreement and as an inducement to the Initial Purchasers to purchase the Securities thereunder.

1. Joinder. Each of the parties hereto hereby acknowledges that it has received and reviewed a copy of the Purchase Agreement and all other documents it deems necessary to review in order to enter into this Joinder Agreement, and acknowledges and hereby agrees to join and become a party to the Purchase Agreement and to be bound by the terms, conditions, covenants, agreements, representations, warranties, acknowledgements and other provisions of the Purchase Agreement with all attendant rights, duties and obligations stated therein (including without limitation, the obligations of an indemnifying party thereunder), with the same force and effect as if originally named therein, as a Guarantor, and, as if such party executed the Purchase Agreement on the date thereof and performed all obligations and duties required of a Guarantor pursuant to the Purchase Agreement.

2. Representations, Warranties and Agreements. Each of the parties hereto represents and warrants to the Initial Purchasers on and as of the date hereof that:

(a) it has power and authority to execute, deliver and perform its obligations under this Joinder Agreement, and all action required to be taken by it for the due and proper authorization, execution, delivery and performance of this Joinder Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken; this Joinder Agreement has been duly authorized, executed and delivered by such party; and

(b) the representations, warranties and agreements of such party set forth in the Purchase Agreement are true and correct on and as of the date hereof.

3. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Joinder Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Joinder Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

4. Governing Law Provisions. THIS JOINDER AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF. Any legal suit, action or proceeding arising out of or based upon this Joinder Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party hereto irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding , as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Specified Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

5. General Provisions. This Joinder Agreement constitutes the entire agreement of the parties to this Joinder Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Joinder Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Joinder Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. This Joinder Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Joinder Agreement.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, please indicate your acceptance of this Joinder Agreement by signing in the space provided below, whereupon this Joinder Agreement will become a binding agreement in accordance with its terms as of the date first written above.

Very truly yours,

COMPRESSOR SYSTEMS, INC.

By:	/s/ James P. Rounsavall
Name: James P. Rounsavall
Title: Vice President—Finance

ROTARY COMPRESSOR SYSTEMS, INC.

By:	/s/ James P. Rounsavall
Name: James P. Rounsavall
Title: Vice President—Finance

PUMP SYSTEMS INTERNATIONAL, INC.

By:	/s/ James P. Rounsavall
Name: James P. Rounsavall
Title: Vice President—Finance

CSI COMPRESSION HOLDINGS, LLC

By:	Compressco Systems, Inc., its sole member

By:	/s/ James P. Rounsavall
Name: James P. Rounsavall
Title: Vice President—Finance

Signature Page to Purchase Agreement Joinder

The foregoing Joinder Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
Acting on behalf of itself and as the Representative of the several Initial Purchasers

By:	Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ Oscar Brown
Name: Oscar Brown
Title: Managing Director

Signature Page to Purchase Agreement Joinder

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